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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Summary Historical and Pro Forma Consolidated Financial Data," "Selected Consolidated Historical Financial Data," and "Experts" and to the use of our reports dated March 18, 1996, with respect to the financial statements of Anker Group, Inc. and subsidiaries included in the Registration Statement (Form S-4) and related Prospectus for the registration of $125,000,000 of Anker Coal Group, Inc.'s Series B Senior Notes due 2007.

                                            ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
November 6, 1997